Exhibit 99.1

NEWS	National Fuel
[logo omitted]	6363 MAIN STREET/WILLIAMSVILLE, NY 14221/TEL 800-634-5440 www.nationalfuelgas.com
MEMBERS OF THE MEDIA, FOR ADDITIONAL INFORMATION
Julie Coppola Cox (716) 857-7079

National Fuel Files Petition with the New York State
Public Service Commission
Company Believes New Mountain Vantage Has Not
Complied with Utility Laws

(December 19, 2007) Williamsville, NY: Today, National Fuel Gas Distribution Corporation, the Utility segment of National Fuel Gas Company (NYSE: NFG) (the “Company” or “National Fuel”), is filing a petition with the New York State Public Service Commission (“PSC”) seeking the issuance of an Order compelling New Mountain Vantage GP, L.L.C. and its foreign and domestic affiliates (collectively, “New Mountain”), to disclose the full extent of their holdings of shares of the Company’s stock to determine whether New Mountain’s actions violate the Public Service Law. In the event New Mountain is found to be in violation of the Public Service Law, the petition asks the PSC to take such action as the Public Service Law requires, including but not limited to, requiring New Mountain to file for the Commission’s permission to acquire such shares and for the Commission to hold hearings as to whether such acquisition of shares is in the public interest.

National Fuel is an integrated energy company with five business segments, including a Utility segment with operations in western New York. The Company serves more than 500,000 customers in western New York and has provided safe and reliable natural gas service to its customers for more than 100 years. New Mountain, a hedge fund activist shareholder, is advancing a business plan for all of National Fuel’s operating segments that, the Company believes, is not in the best interest of the Company’s Utility customers. The Company further believes that New Mountain is required to have taken certain action with the PSC before it secured a significant ownership position in the Company, advanced its business strategy and presented a list of candidates it wishes to be elected to the Company’s Board of Directors.

The Company, in its petition explains that the Public Service Law requires that if an entity is pursuing a controlling interest, either directly or indirectly, in a regulated public utility, then it must first secure the approval of the PSC. Such a requirement, the Company believes, is designed to give the public and regulatory agencies an opportunity to determine if that entity will be qualified to manage the assets that deliver essential energy services to the citizens of New York.

“We are proud of our long history of providing safe and reliable service to our customers and we believe that any entity that is putting itself in a position to have substantial influence and control over the way that important service is provided, should have first sought the

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National Fuel Files Petition
December 19, 2007

necessary Commission review and approval,” said Philip C. Ackerman, National Fuel’s Chairman and Chief Executive Officer. “Utility law has developed over time to protect the best interests of the hundreds of thousands of customers who rely on a local utility to provide them with the services they need, in a safe and reliable fashion. We believe that New Mountain’s interests are focused on short-term gains derived principally from the Company’s Exploration and Production segment and that it has conveniently ignored the fundamental rules for this vital operation,” Ackerman continued.

Since earlier this year, New Mountain has advanced a business strategy for the Company that would, among other things, break up National Fuel’s integrated structure. The Company believes that such an action would have a detrimental effect on its businesses, particularly if the end result were to have the Utility segment as the remaining, sole substantial asset of the Company. The Company’s current structure provides certain efficiencies for the Utility segment that, if lost, would be harmful and costly to its Utility customers.

Last month, the Company filed a similar petition with the Pennsylvania Public Utility Commission. National Fuel has also served the citizens of northwestern Pennsylvania for more than 100 years and currently provides natural gas service to more than 200,000 customers in that region.

The opinions of New Mountain and the Company differ with regard to the value and wisdom of its integrated structure and the very nature of some of the Company’s operations. In a letter sent to New Mountain last week, the Company said that New Mountain’s analysis of its business structure and its recommendation for changing that structure are “flawed by inadequate analysis.” The Company also noted that New Mountain is lacking in real experience in managing assets in the energy industry. “We have deep experience in all aspects of the energy industry and in the utility sector, particularly. Our Management Team, Board of Directors and employee group as a whole are fully committed and unquestionably qualified to offer our customers the kind of service that they need for their safety and comfort every day. In contrast, New Mountain criticizes management for approaching its E(xploration) and P(roduction) business from a utility mindset. We believe that position speaks volumes about how we differ in valuing the importance of the Utility segment of the National Fuel Gas Company system and the essential role it plays in our community,” Ackerman said.

National Fuel is an integrated energy company with $3.9 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Analyst Contact: Media Contact:	James C. Welch (716) 857-6987 Julie C. Cox (716) 857-7079

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, National Fuel Gas Company has filed a preliminary proxy statement and will be filing a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”).  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NATIONAL FUEL GAS COMPANY AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING.  Investors may contact Morrow & Co., LLC, National Fuel Gas Company’s proxy advisor for the 2008 Annual Meeting, at (800) 252-1959 or by email at nfginfo@morrowco.com.  Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning National Fuel Gas Company at the SEC’s website at http://www.sec.gov.  Free copies of National Fuel Gas Company’s SEC filings are also available on National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  These materials and other documents may also be obtained for free from: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

National Fuel Gas Company and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from National Fuel Gas Company’s stockholders with respect to the matters considered at National Fuel Gas Company’s 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the preliminary proxy statement on Schedule 14A filed with the SEC on December 17, 2007, and on

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National Fuel Gas Company’s website at http://www.nationalfuelgas.com.  Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with National Fuel Gas Company’s 2008 Annual Meeting.